As filed with the Securities and Exchange Commission on November 8, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRESSER-RAND GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1780492
(State of Incorporation)	(I.R.S. Employer Identification No.)

1200 West Sam Houston Parkway, No.
Houston, Texas 77043
(713) 467-2221
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Leonard M. Anthony
Executive Vice President and
Chief Financial Officer
Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Edward P. Tolley III, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(1)	Offering Price(1)	Fee(2)
Common Stock, par value $.01 per share(1)	—	—	—	—

(1)	There is being registered hereby such indeterminate number of the securities as may from time to time be issued at indeterminate prices.

(2)	Since an unspecified amount of securities registered hereby will be offered from time to time at indeterminate offering prices pursuant to an automatic shelf registration statement, the Registrant has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

COMMON STOCK

We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. In addition, certain selling stockholders may offer and sell shares of our common stock, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering.

We or any selling stockholder may sell our common stock directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, any selling stockholders and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “DRC”.

Investing in our common stock involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 8, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders, if applicable, may, from time to time, offer and/or sell common stock in one or more offerings or resales. Each time common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any accompanying prospectus supplement. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of this or such documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 related to the common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus so long as the registration statement of which this prospectus is a part remains effective:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	our Definitive Proxy Statement for 2006 on Schedule 14A filed on April 17, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	our Current Reports on Form 8-K, filed on July 28, 2006, August 2, 2006 and September 18, 2006; and

•	the description of our common stock contained in our Form 8-A, filed on July 26, 2005.

You can request a copy of these filings at no cost, by writing or calling us at the following address:

         1200 West Sam Houston Parkway, No.
         Houston, Texas 77043
         (713) 467-2221

You should read the information in this prospectus together with the information in the documents incorporated by reference. Any information that we have furnished or should have furnished on Form 8-K or Form 8-K/A, such as the information included in the following Form 8-Ks, is expressly not incorporated herein: our Current Reports on Form 8-K, filed on February 23, 2006, April 5, 2006, May 16, 2006, May 19, 2006 (as amended by the Form 8-K/A filed on November 8, 2006), August 8, 2006 and November 7, 2006.

OUR COMPANY

We are among the largest global suppliers of rotating equipment solutions to companies that operate in the worldwide oil, gas, petrochemical and process industries. In 2005, approximately 94% of our revenues were generated from oil and gas infrastructure spending. Our services and products are used for a wide range of applications, including oil and gas production, high-pressure field injection and enhanced oil recovery, pipelines, refinery processes, natural gas processing, and petrochemical production. We believe we have the largest installed base in the world of the classes of equipment we manufacture, with approximately 40% of the total installed base of equipment in operation as of December 31, 2005. Our extensive and diverse client base consists of most major and independent oil and gas producers and distributors worldwide, national oil and gas companies, and chemical and industrial companies. Our clients include Royal Dutch Shell, Exxon Mobil, BP, Statoil, Chevron, Petrobras, Pemex, PDVSA, Conoco, Lukoil, Marathon and Dow Chemical.

We operate globally with manufacturing facilities in the United States, France, Germany, Norway, India and Brazil and have 26 service and support centers worldwide. We have one of the broadest sales and services networks in the industry, with locations in all of the major international energy markets and established coverage in over 140 countries.

Our business operates in two segments: new units and aftermarket parts and services.

New Units

We are a leading manufacturer of highly-engineered turbo and reciprocating compression equipment and steam turbines. Our products are custom-designed to client specifications for long-life, critical applications. We are the market leader in North America in new unit sales of turbo and reciprocating compressors and have consistently ranked in the top three in worldwide market share.

Aftermarket Parts and Services

We offer a comprehensive range of aftermarket parts and services, including installation, maintenance, monitoring, operation, repairs, overhauls and upgrades. With a typical operating life of 30 years or more, rotating equipment requires substantial aftermarket parts and services over its operating life. The cumulative revenues from these aftermarket activities often significantly exceed the initial purchase price of a unit, which in many cases can be as low as five percent of the total life-cycle cost of the unit to the client.

The steady demand from our installed base for parts and aftermarket services represents a stable source of recurring revenues and cash flow. Moreover, with our value-based solutions strategy, we have a demonstrated track record of growth in this segment as a result of our focus on expanding our service offerings into new areas, including servicing other Original Equipment Manufacturers’ (“OEMs’’) installed base of equipment, developing new technology upgrades and increasing our penetration of higher value-added services to our own installed base.

Company Information

Dresser-Rand Group Inc. is a Delaware corporation formed in October 2004. Our principal executive offices are located at 1200 West Sam Houston Parkway, No., Houston, Texas 77043 and our telephone number is (713) 467-2221.

Our predecessor company was initially formed on December 31, 1986, when Dresser Industries, Inc. and Ingersoll-Rand entered into a partnership agreement for the formation of Dresser-Rand Company, a New York general partnership owned 50% by Dresser Industries, Inc. and 50% by Ingersoll-Rand. On October 1, 1992, Dresser Industries, Inc. purchased a 1% equity interest from Dresser-Rand Company. In September 1999, Dresser Industries, Inc. merged with Halliburton Industries, and Dresser Industries, Inc.’s ownership interest in Dresser-Rand Company transferred to Halliburton Industries. On February 2, 2000, a wholly-owned subsidiary of Ingersoll-Rand purchased Halliburton Industries’ 51% interest in Dresser-Rand Company.

On October 29, 2004, the Dresser-Rand entities were purchased from Ingersoll-Rand Company Limited, a Bermuda Corporation (“Ingersoll-Rand”), by an affiliate of First Reserve Corporation (“First Reserve”) (the “acquisition”). We completed our initial public offering of common stock on August 10, 2005.

SUMMARY

The following summary describes the common stock that may be offered pursuant to this prospectus in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement before making an investment decision.

Common Stock	We and/or certain selling stockholders may sell shares of our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in Prospectus Supplement
When we or any selling stockholder decides to sell shares of our common stock, we will prepare a prospectus supplement, describing the offering and the specific terms of the common stock. You should carefully read this prospectus and any applicable prospectus supplement. We may also prepare free writing prospectuses that describe the terms of any common stock offering by us or any selling stockholder, as applicable. Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will offer our common stock to investors on terms determined by market and other conditions.

In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the common stock being offered and the managing underwriters for any common stock sold to or through underwriters.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements.” These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditure, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus, the words “anticipates,” “believes,” “expects,” “intends” and similar expressions identify such forward-looking statements. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:

•	material weaknesses in our internal controls;

•	economic or industry downturns;

•	our inability to implement our business strategy to increase our aftermarket parts and services revenue;

•	competition in our markets;

•	failure to complete, or achieve the expected benefits from, any future acquisitions;

•	economic, political, currency and other risks associated with our international sales and operations;

•	loss of our senior management;

•	our brand name may be confused with others;

•	environmental compliance costs and liabilities;

•	failure to maintain safety performance acceptable to our clients;

•	failure to negotiate new collective bargaining agreements;

•	our ability to operate as a stand-alone company;

•	unexpected product claims or regulations;

•	infringement on our intellectual property or our infringement on others’ intellectual property; and

•	other factors described in this prospectus.

Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale. We will pay all expenses (other than underwriting discounts or commissions or transfer taxes) of the selling stockholders in connection with any such offering.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock, as well as other material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our SEC filings.

Authorized Capitalization

As of October 1, 2006, our authorized capital stock consisted of 250,000,000 shares of common stock, par value $0.01 per share, of which 85,479,053 shares were issued and outstanding and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.

Common Stock

Voting Rights.  Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights.  Subject to the rights of the holders of any preferred stock that may be outstanding, holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends. Dividends upon the common stock of the corporation may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends such sums as the board of directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property, or for any proper purpose, and the board of directors may modify or abolish any such reserve. Our senior secured credit facility and the indenture governing the senior subordinated notes impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights.  Upon liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of the assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding preferred stock.

Other Matters.  The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of our amended and restated certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that unless otherwise provided in the stockholders agreement, (i) prior to the date on which First Reserve ceases to own at least 40% of all the then outstanding shares of stock, directors may be removed for any reason upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) on and after the date First Reserve ceases to own at least 40% of all the then outstanding shares of stock, directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation and amended and restated bylaws also provide that unless otherwise provided in the stockholders agreement, any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting

The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Calling of Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called at any time by the board of directors or a committee of the board of directors which has been designated by the board of directors.

Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless otherwise provided by amended and restated certificate of incorporation. Our amended and restated certificate of incorporation precludes stockholder action by written consent after the date on which First Reserve ceases to own at least 40% of all the then outstanding shares of stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions in the amended and restated certificate of incorporation and amended and restated bylaws may be amended only by a vote of at least 75% of the voting power of all of the outstanding shares of our stock entitled to vote:

•	the removal of directors;

•	the limitation on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our board of directors and any committee of the board of directors which has been designated by the board of directors;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote

In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our amended and restated bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability due to:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute

We have opted out of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts.

Transfer Agent and Registrar

The Bank of New York is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DRC”.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the common stock in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will set forth the terms of the offering of such common stock, including

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them, and

•	the public offering price of the common stock and the proceeds to us and/or the selling stockholders, if applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders, if applicable, may effect the distribution of the common stock from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option).

We and/or the selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, broker-dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

In compliance with National Association of Securities Dealers guidelines, the maximum compensation to the underwriters in connection with the sale of common stock pursuant to this prospectus and any prospectus supplement will not exceed 8% of the total offering price to the public of such common stock.

We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expenses of all commissions and discounts, if any, attributable to the sales of common stock by us. The selling stockholders will bear all commissions and discounts attributable to the sales of common stock by them.

Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the common stock is traded, in the over-the-counter market or otherwise.

Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

VALIDITY OF THE COMMON STOCK

The validity of the common stock to be sold hereunder will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York or other counsel who is satisfactory to us.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees	(2)
Accounting fees	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	Deferred in reliance on Rule 456(b) and 457(v).

(2)	The amount of these expenses is not presently known. We will disclose any expenses to be paid by us in the accompanying prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto or eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The amended and restated certificate of incorporation and amended and restated bylaws of Dresser-Rand Group, Inc. provide for such limitations on liability.

We currently maintain insurance on behalf of our directors and executive officers insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status. Such insurance would be available to our directors and officers in accordance with its terms. In addition, we also entered into indemnification agreements with each of our directors, indemnifying them against certain liabilities asserted against them in their capacities as directors or arising out of such status.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 8, 2006.

Dresser-Rand Group Inc.

By:	/s/ Vincent R. Volpe Jr.
Name: Vincent R. Volpe Jr.

Title:	President, Chief Executive Officer and Director

Each person whose signature appears below authorizes Lonnie A. Arnett and Randy D. Rinicella and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-3 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 8, 2006.

Signature	Title

/s/ Vincent R. Volpe Jr. Vincent R. Volpe Jr.	President, Chief Executive Officer and Director

/s/ Leonard M. Anthony Leonard M. Anthony	Executive Vice President and Chief Financial Officer

/s/ Lonnie A. Arnett Lonnie A. Arnett	Vice President, Controller and Chief Accounting Officer

/s/ William E. Macaulay William E. Macaulay	Chairman of the Board of Directors

/s/ John-Paul Vettier John-Paul Vettier	Director

/s/ Mark A. McComiskey Mark A. McComiskey	Director

Signature	Title

/s/ Kenneth W. Moore Kenneth W. Moore	Director

/s/ Michael L. Underwood Michael L. Underwood	Director

/s/ Louis A. Raspino Louis A. Raspino	Director

/s/ Philip R. Roth Philip R. Roth	Director

EXHIBIT INDEX

Exhibit
No.		Description of Exhibit

1.1	(a)	Form of Underwriting Agreement
4.1	(b)	Form of certificate of common stock
4.2	(b)	Registration Rights Agreement, dated as of October 29, 2004, among Dresser-Rand Group Inc., Dresser-Rand LLC, Dresser-Rand Company, Dresser-Rand Power LLC, Dresser-Rand Global Services, LLC and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Natexis Bleichroeder Inc., Sovereign Securities Corporation, LLC and Daiwa Securities America Inc. as representatives of the placement agents
4.3	(b)	Amended and Restated Stockholder Agreement, effective as of July 15, 2005, by and among Dresser-Rand Group Inc., D-R Interholding, LLC, Dresser-Rand Holdings, LLC and certain management employees, together with any other stockholder who may be made party to this agreement
5.1		Form of Opinion of Simpson Thacher & Bartlett LLP for common stock
23.1		Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2		Consent of PricewaterhouseCoopers LLP
24		Powers of Attorney (included in signature page of the Registration Statement)

(a)	To be filed by amendment or by report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

(b)	Incorporated by reference to the Registration Statement on Form S-1 of Dresser-Rand Group Inc. (File No. 333-124963)